                                                                     EXHIBIT 3.1






                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              i2 TECHNOLOGIES, INC.

                            (a Delaware corporation)











                                               (AS AMENDED THROUGH MAY 21, 2001)

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
ARTICLE I    CORPORATE OFFICES................................................1

   1.1          REGISTERED OFFICE.............................................1
   1.2          OTHER OFFICES.................................................1

ARTICLE II   MEETINGS OF STOCKHOLDERS.........................................1

   2.1          PLACE OF MEETINGS.............................................1
   2.2          ANNUAL MEETING................................................1
   2.3          SPECIAL MEETINGS..............................................1
   2.4          NOTICE OF STOCKHOLDERS' MEETINGS..............................2
   2.5          ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND
                STOCKHOLDER BUSINESS..........................................2
   2.6          MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE..................3
   2.7          QUORUM........................................................4
   2.8          ADJOURNED MEETING; NOTICE.....................................4
   2.9          VOTING........................................................4
   2.10         WAIVER OF NOTICE..............................................4
   2.11         NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING....5
   2.12         RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS...5
   2.13         PROXIES.......................................................5
   2.14         LIST OF STOCKHOLDERS ENTITLED TO VOTE.........................5
   2.15         CONDUCT OF BUSINESS...........................................6

ARTICLE III  DIRECTORS........................................................6

   3.1          POWERS........................................................6
   3.2          NUMBER OF DIRECTORS...........................................6
   3.3          ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS........6
   3.4          RESIGNATION AND VACANCIES.....................................7
   3.5          PLACE OF MEETINGS; MEETINGS BY TELEPHONE......................8
   3.6          FIRST MEETINGS................................................8
   3.7          REGULAR MEETINGS..............................................8
   3.8          SPECIAL MEETINGS; NOTICE......................................8
   3.9          QUORUM........................................................9
   3.10         WAIVER OF NOTICE..............................................9
   3.11         ADJOURNED MEETING; NOTICE.....................................9
   3.12         CONDUCT OF BUSINESS...........................................9


   3.13         BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.............9
   3.14         FEES AND COMPENSATION OF DIRECTORS...........................10
   3.15         APPROVAL OF LOANS TO OFFICERS................................10
   3.16         REMOVAL OF DIRECTORS.........................................10

ARTICLE IV   COMMITTEES......................................................10

   4.1          COMMITTEES OF DIRECTORS......................................10
   4.2          COMMITTEE MINUTES............................................11
   4.3          MEETINGS AND ACTION OF COMMITTEES............................11

ARTICLE V    OFFICERS........................................................12

   5.1          NUMBER OF OFFICERS...........................................12
   5.2          ELECTION OF OFFICERS.........................................12
   5.3          REMOVAL AND RESIGNATION OF OFFICERS..........................12
   5.4          CHAIRMAN OF THE BOARD........................................12
   5.5          VICE CHAIRMAN OF THE BOARD...................................13
   5.6          CHIEF EXECUTIVE OFFICER......................................13
   5.7          PRESIDENTS AND VICE PRESIDENTS...............................13
   5.8          SECRETARY....................................................13
   5.9          CHIEF FINANCIAL OFFICER......................................14
   5.10         ASSISTANT SECRETARY..........................................15
   5.11         CONTROLLER AND ASSISTANT FINANCIAL OFFICER...................15
   5.12         AUTHORITY AND DUTIES OF OFFICERS.............................15

ARTICLE VI   INDEMNITY.......................................................15

   6.1          INDEMNIFICATION OF DIRECTORS AND OFFICERS....................15
   6.2          INDEMNIFICATION OF OTHERS....................................16
   6.3          INSURANCE....................................................16

ARTICLE VII  RECORDS AND REPORTS.............................................16

   7.1          MAINTENANCE AND INSPECTION OF RECORDS........................16
   7.2          INSPECTION BY DIRECTORS......................................17
   7.3          REPRESENTATION OF SHARES OF OTHER CORPORATIONS...............17

ARTICLE VIII GENERAL MATTERS.................................................17

   8.1          STOCK CERTIFICATES; PARTLY PAID SHARES.......................17
   8.2          LOST CERTIFICATES............................................18
   8.3          CONSTRUCTION; DEFINITIONS....................................18
   8.4          DIVIDENDS....................................................18
   8.5          FISCAL YEAR..................................................18
   8.6          SEAL.........................................................19



   8.7          TRANSFER OF STOCK............................................19
   8.8          STOCK TRANSFER AGREEMENTS....................................19
   8.9          REGISTERED STOCKHOLDERS......................................19

ARTICLE IX   AMENDMENTS......................................................19


ARTICLE X    DISSOLUTION.....................................................20


ARTICLE XI   CUSTODIAN.......................................................20

   11.1         APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES..................20
   11.2         DUTIES OF CUSTODIAN..........................................21

                                    ARTICLE I

                                CORPORATE OFFICES

1.1      REGISTERED OFFICE

         The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is Corporation Trust Company.

1.2      OTHER OFFICES

         The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

2.1      PLACE OF MEETINGS

         Meetings of stockholders shall be held at the principal executive offices of the corporation, or at any other place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive offices of the corporation.

2.2      ANNUAL MEETING

         An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the board of directors from time to time. Any other proper business may be transacted at the annual meeting.

2.3      SPECIAL MEETINGS

         A special meeting of the stockholders may be called at any time by the board of directors, or by the chairman of the board, by the president or by the chief executive officer, and not by any other person or persons.

         If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, chief executive officer, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

2.4      NOTICE OF STOCKHOLDERS' MEETINGS

         All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5      ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND STOCKHOLDER BUSINESS

         To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that if either (i) the date of the annual meeting is advanced more than thirty (30) days or delayed (other than as a result of adjournment) more than sixty (60) days from such an anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. To be in proper form, a stockholder's notice to the secretary shall set forth:

                  (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

                  (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

                  (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                  (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

                  (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

         The chairman of the meeting shall determine whether a nomination or any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed nomination or business has not been properly brought before the meeting, the chairman shall declare that such proposed business or nomination shall not be presented for stockholder action at the meeting. For purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Notwithstanding any provision in this Section 2.5 to the contrary, requests for inclusion of proposals in the corporation's proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule. Notwithstanding compliance with the requirements of this Section 2.5, the chairman presiding at any meeting of the stockholders may, in his sole discretion, refuse to allow a stockholder or stockholder representative to present any proposal which the corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission.

2.6      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.7      QUORUM

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provisions of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question.

2.8      ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled vote at the meeting.

2.9      VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 and Section 2.14 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         Except as may otherwise be provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.10     WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time Stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

2.11     NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

2.12     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

         In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the board of directors does not so fix a record date, the fixing of such record date shall be governed by the provisions of Section 213 of the General Corporation Law of Delaware.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

2.13     PROXIES

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, which may be in the form of a telegram, cablegram or other means of electronic transmission, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

2.14     LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders and of the number of shares held by each such stockholder.

2.15     CONDUCT OF BUSINESS

         Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and conduct of business.

                                   ARTICLE III

                                    DIRECTORS

3.1      POWERS

         Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2      NUMBER OF DIRECTORS

         The number of directors shall be not less than one (1) nor more than ten (10), as designated from time to time by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

3.3      ELECTION QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

         Except as provided in Section 3.4 of these bylaws, at each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified;

except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III, serving staggered, three-year terms. At each annual meeting of stockholders, directors to replace those of a Class office whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the Classes as to make all Classes as nearly equal in number as is practicable.

         Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Election of directors need not be by written ballot.

3.4      RESIGNATION AND VACANCIES

         Any director may resign at any time upon written notice to the corporation. Stockholders may remove directors with or without cause. Any vacancy occurring in the board of directors with or without cause may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced.

         Unless otherwise provided in the certificate of incorporation or these bylaws:

                  (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

         If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6      FIRST MEETINGS

         The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.7      REGULAR MEETINGS

         Regular meetings of the board of directors may be held without notice at such time and at such place, within or without the State of Delaware, as shall from time to time be determined by the board.

3.8      SPECIAL MEETINGS; NOTICE

         Special meetings of the board of directors may be held at such time and at such place, within or without the State of Delaware, whenever called by the chairman of the board, the president, the secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone or facsimile to each director or sent by first-class mail, facsimile, telegram or other electronic or wireless means, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile, telegram or other electronic or wireless means, it shall be delivered personally or by telephone, facsimile, other electronic or wireless means or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the corporation. Moreover, a notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.9      QUORUM

         At all meetings of the board of directors, a majority of the number of authorized directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.

3.10     WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.11     ADJOURNED MEETING; NOTICE

         If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12     CONDUCT OF BUSINESS

         Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his absence by the president, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting shall determine the order of business and the procedures at the meeting.

3.13     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.14     FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.15     APPROVAL OF LOANS TO OFFICERS

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.16     REMOVAL OF DIRECTORS

         Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. If at any time a class or series of shares is entitled to elect one or more directors, the provisions of this Article 3.16 shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

         No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

                                   ARTICLE IV

                                   COMMITTEES

4.1      COMMITTEES OF DIRECTORS

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares or any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

4.2      COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

4.3      MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum),
Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), Section 3.12 (conduct of business) and Section 3.13 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

                                   ARTICLE V

                                    OFFICERS

5.1      NUMBER OF OFFICERS

         The officers of the corporation shall be a chief executive officer, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, a vice chairman of the board, one or more presidents of designated function, one or more vice presidents, assistant vice presidents, assistant secretaries, controllers, assistant financial officers, and any such other officers as may be appointed in accordance with the provisions of Section 5.2 of these bylaws. Any number of offices may be held by the same person.

5.2      ELECTION OF OFFICERS

         Except as otherwise provided in this Section 5.2, the officers of the corporation shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment. The board of directors may appoint, or empower the chief executive officer to appoint (whether or not such officer is described in this Article V), such officers and agents of the business as the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. Any vacancy occurring in any office of the corporation shall be filled by the board of directors or may be filled by the chief executive officer (if the chief executive officer appointed such officer).

5.3      REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors or, in the case of an officer appointed by the chief executive officer, by the chief executive officer.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.4      CHAIRMAN OF THE BOARD

         The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.5 of these bylaws.

5.5      VICE CHAIRMAN OF THE BOARD

         In the absence or disability of the chairman of the board, the vice chairman of the board, if such an officer be elected, shall perform all the duties of the chairman of the board. The vice chairman of the board shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors, these bylaws or the chairman of the board.

5.6      CHIEF EXECUTIVE OFFICER

         Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer, unless otherwise determined by the board of directors, shall be the senior executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business, officers and affairs of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board and a vice chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of a chief executive officer or president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

5.7      PRESIDENTS AND VICE PRESIDENTS

         The board of directors may, in its discretion, designate one or more presidents and one or more vice presidents, and furthermore, may identify in such designation the function of such officers. The presidents and vice presidents, if designated, shall have such powers and perform such duties as from time to time may be prescribed for them, respectively, by the board of directors, these bylaws, the chief executive officer or the chairman of the board.

5.8      SECRETARY

         The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one to be adopted, in a safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

5.9      CHIEF FINANCIAL OFFICER

         The chief financial officer shall have the power, which may be redelegated in writing, on behalf of the corporation, to borrow funds and to otherwise incur liabilities, to sell or discount bills, receivables and other instruments and rights, to enter into and deliver repurchase, credit, guarantee, surety, loan, interest rate, currency and other agreements, which may contain covenants restricting the corporation's ability to take certain actions or require it to take certain actions, to sign and deliver acceptances, notes and other obligations, to buy and sell foreign exchange, whether for current or future delivery, or options on foreign exchange, to purchase, sell, exchange or otherwise deal in stock or other securities, to procure letters of credit, travelers' checks or similar instruments, to open and close accounts with any banking institution or other depository of funds, to sign, manually, by facsimile signature or otherwise, checks, drafts or other orders for the payment of funds (which each such institution is hereby authorized and directed to honor), to issue written, telephonic, electronic or oral instructions for the transfer of funds by wire or other electronic means or otherwise, to enter into agreements or documents with any banking or financial institution with respect to any services, including, without limitation, electronic services, and to do all things in connection with any of these as any of them sees fit. The chief financial officer shall also have the power, which may be redelegated in writing, on behalf of the corporation, to guarantee, or to act as surety with respect to, any of the obligations of any entity of which any of the outstanding stock or securities is owned, directly or indirectly by the corporation. In addition, the chief financial officer shall have the authority to vote all shares or securities in any entity directly or indirectly owned by the corporation and to redelegate that authority in writing to others.

         The chief financial officer shall have the custody of all of the funds and securities of the corporation. He shall be empowered to endorse on behalf of the corporation all checks, notes or other obligations and evidences of the payment of money, payable to the corporation or coming into his possession, and shall deposit the funds arising therefrom, together with all other funds of the corporation, coming into his possession, in such banks as may be selected as the depositories of the corporation, or properly care for them in such other manner as the board of directors may direct. All checks and other instruments drawn on or payable out of the funds of the corporation and all bills, notes or other evidence of indebtedness shall be signed by such officers and employees as the board of directors may designate. Whenever required by the board of directors so to do, he shall exhibit a complete and true statement of property in his possession, custody or control. He shall provide for the entry regularly, in records belonging to the corporation, a full and accurate account of all money received and paid on account of the corporation, together with all other business transactions. He shall, at all reasonable times within the hours of business, exhibit his records and accounts to any director. He shall perform all duties which are incident to the office of treasurer of a corporation, subject, however, at all times to the direction and control of the board of directors. If the board of directors shall so require, he shall give bond, in such sum and with such securities as the board of directors may direct, for the faithful performance of his duties and for the safe custody of the funds and property of the corporation coming into his possession.

5.10     ASSISTANT SECRETARY

         The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

5.11     CONTROLLER AND ASSISTANT FINANCIAL OFFICER

         The controller or other assistant financial officer, or, if there is more than one, the controllers and assistant financial officers, in the order determined by the stockholders or the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the board of directors, the stockholders, the chief executive officer or the chief financial officer may from time to time prescribe.

5.12     AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.

                                   ARTICLE VI

                                    INDEMNITY

6.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2      INDEMNIFICATION OF OTHERS

         The corporation shall have the power, to the extent and in the manner permitted by the General Corporation law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceedings, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any direct or indirect subsidiary of the corporation, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3      INSURANCE

         The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

                                   ARTICLE VII

                               RECORDS AND REPORTS

7.1      MAINTENANCE AND INSPECTION OF RECORDS

         The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

7.2      INSPECTION BY DIRECTORS

         Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or aware such other and further relief as the Court may deem just and proper.

7.3      REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                 GENERAL MATTERS

8.1      STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefore and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.2      LOST CERTIFICATES

         Except as provided in this Section 8.2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.3      CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

8.4      DIVIDENDS

         The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

         The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

8.5      FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

8.6      SEAL

         The corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.7      TRANSFER OF STOCK

         Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

8.8      STOCK TRANSFER AGREEMENTS

         The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

8.9      REGISTERED STOCKHOLDERS

         The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE IX

                                   AMENDMENTS

         The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

         Notwithstanding any other provision of these bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or by these bylaws, the affirmative vote of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the corporation entitled to vote shall be required to alter, amend or repeal Article II, Section 2.9 or
Section 2.11 of these bylaws or this Article IX or any provision thereof, or to add or amend any other bylaw in order to change or nullify the effect of such provisions, unless such amendment shall be approved by a majority of the directors of the corporation not affiliated or associated with any person or entity holding (or which has announced an intent to obtain) 26% or more of the voting power of the corporation's outstanding capital stock.

                                    ARTICLE X

                                   DISSOLUTION

         If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

         At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of
Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

                                   ARTICLE XI

                                    CUSTODIAN

11.1     APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

         The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

                  (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                  (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

                  (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

11.2     DUTIES OF CUSTODIAN

         The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.